Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 11, 2015, except for the effect of the reverse stock split discussed in the fifth paragraph of Note 16 to the financial statements, as to which the date is April 3, 2015, in the Registration Statement (Form S-1) and related Prospectus of KemPharm, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

December 18, 2015